Exhibit 99.1

NEWS RELEASE

CONTACT:	Jason Korstange
(952) 745-2755
www.TCFExpress.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Record 2005 Annual Earnings and EPS ($2.00, up 7.5 percent)

2005 YEAR-END HIGHLIGHTS

•                  Record diluted earnings per share of $2.00, up 7.5 percent

•                  Record net income of $265.1 million, up 4 percent

•                  Record return on average common equity of 28.03 percent

•                  Return on average assets of 2.08 percent

•                  Board declares quarterly dividend increase of 8.2 percent to 23 cents per share

•                  Average Power Assets® increased $1.1 billion, or 14.5 percent

•                  Average Power Liabilities® increased $704 million, or 9.1 percent

•                  Increased checking accounts by 68,021, or 4.4 percent, to 1,603,173

•                  Opened 28 new branches in 2005

EARNINGS SUMMARY

($ in thousands, except per-share data)

	Three Months Ended December 31,			Year Ended December 31,
	2005	2004	Change	2005	2004	Change
Net income	$65,540	$67,402	(2.8)%	$265,132	$254,993	4.0%
Diluted earnings per common share	.50	.50	-	2.00	1.86	7.5

Financial Ratios
Return on average assets	2.01%	2.22%		2.08%	2.15%
Return on average common equity	27.09	28.35		28.03	27.02
Net interest margin	4.31	4.56		4.46	4.54

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WAYZATA, MN, January 18, 2006 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported record results for 2005.  Diluted earnings per share was a record $2.00 for 2005, compared with $1.86 for 2004.  Net income for 2005 was a record $265.1 million, up $10.1 million from 2004.  For 2005, return on average assets (“ROA”) was 2.08 percent and return on average common equity (“ROE”) was 28.03 percent, compared with 2.15 percent and 27.02 percent, respectively, for 2004.  Diluted earnings per share was 50 cents for the 2005 fourth quarter, unchanged from the same period of 2004.  Net income was $65.5 million for the fourth quarter of 2005, compared with $67.4 million for the same period of 2004.

Dividend Increase

TCF’s Board of Directors has announced, for the fifteenth consecutive year, an increase in the regular quarterly dividend to 23 cents per common share, effective for the first quarter of 2006.  This represents an 8.2 percent increase over the 2005 quarterly dividend of 21.25 cents per common share.  The dividend is payable on February 28, 2006 to common shareholders of record at the close of business on January 27, 2006.  TCF’s 10-year compounded dividend growth rate is the 6th highest among the 50 largest banks in the country.

Chief Executive Officer’s Statement

“2005 was a challenging year for TCF.  Despite a flat yield curve and the deposit service charge challenges facing the banking industry in 2005, TCF produced record results,” said Lynn A. Nagorske, Chief Executive Officer.  “TCF remains focused on its long-term strategies of high quality secured lending, targeted new branch expansion and product and service innovation,” said Nagorske.

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Total Revenue

($ in thousands)	Three Months Ended December 31,			%	Year Ended December 31,			%
	2005	2004	$ Change	Change	2005	2004	$ Change	Change
Net interest income	$129,282	$126,489	$2,793	2.2%	$517,690	$491,891	$25,799	5.2%
Fees and other revenue:
Fees and service charges	66,744	67,291	(547)	(.8)	258,779	271,259	(12,480)	(4.6)
Card revenue	21,419	17,609	3,810	21.6	79,803	63,463	16,340	25.7
ATM revenue	9,557	10,326	(769)	(7.4)	40,730	42,935	(2,205)	(5.1)
Investments and insurance	2,339	2,609	(270)	(10.3)	10,665	12,558	(1,893)	(15.1)
Total banking fees and other revenue	100,059	97,835	2,224	2.3	389,977	390,215	(238)	(.1)
Leasing and equipment finance	15,405	21,047	(5,642)	(26.8)	47,387	50,323	(2,936)	(5.8)
Mortgage banking (1)	3,238	(122)	3,360	N.M.	5,578	12,960	(7,382)	(57.0)
Other	6,324	7,455	(1,131)	(15.2)	24,717	14,113	10,604	75.1
Total fees and other revenue	125,026	126,215	(1,189)	(.9)	467,659	467,611	48	-
Gains on sales of securities	-	6,204	(6,204)	(100.0)	10,671	22,600	(11,929)	(52.8)
Total non-interest income	125,026	132,419	(7,393)	(5.6)	478,330	490,211	(11,881)	(2.4)
Total revenue	$254,308	$258,908	$(4,600)	(1.8)	$996,020	$982,102	$13,918	1.4
Net interest margin (2)	4.31%	4.56%			4.46%	4.54%
Fees and other revenue as a % of:
Total revenue	49.16	48.75			46.95	47.61
Average assets (2)	3.83	4.15			3.67	3.94

 (1)  Beginning in 2005, TCF’s mortgage banking business no longer originates or sells loans (see pages 11 and 12).

 (2)  Annualized.

 N.M. Not meaningful.

Net Interest Income

TCF’s net interest income in 2005 was $517.7 million, up $25.8 million, or 5.2 percent, from 2004.  Net interest margin in 2005 was 4.46 percent, compared with 4.54 percent for 2004.  The increase in net interest income in 2005 was primarily driven by increased average Power Assets, up $1.1 billion, partially offset by higher funding costs.  Fixed- and adjustable-rate Power Assets increased $1.9 billion and variable-rate Power Assets decreased $842.9 million from 2004 due to changing customer preferences to lower cost fixed-rate loans.  The increase in average Power Assets was funded primarily by a $704 million increase in average Power Liabilities and a $163.1 million increase in average borrowings.  The weighted-average rate on Power Liabilities was 1.15 percent for 2005, up 60 basis points from 2004 and the weighted-average rate on borrowings was 3.96 percent, up 80 basis points from 2004.

TCF’s net interest income in the fourth quarter of 2005 was $129.3 million, up $2.8 million, or 2.2 percent, from the fourth quarter of 2004 and up $1.2 million from the third quarter of 2005.  Net interest

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margin in the fourth quarter of 2005 was 4.31 percent, compared with 4.56 percent last year and 4.43 percent in the third quarter of 2005.  The decrease in the quarter’s net interest margin from the fourth quarter of 2004 is primarily due to the average rates on interest-bearing liabilities increasing more than the average yields on interest-earning assets.  During the fourth quarter of 2005, TCF purchased $400.4 million of mortgage-backed securities at a yield of 5.68 percent, which were funded by three- and five-year borrowings at a cost of 4.16 percent. These transactions contributed $1 million to net interest income during the fourth quarter and resulted in a reduction in the quarter’s net interest margin of approximately seven basis points, as compared with the third quarter of 2005.

Non-interest Income

Total non-interest income was $478.3 million for 2005, down $11.9 million, or 2.4 percent, from 2004. Increases in card and other revenues were more than offset by lower fees and service charges, leasing and equipment finance revenues, mortgage banking revenues and gains on sales of mortgage-backed securities.  Card revenues totaled $79.8 million for 2005, up $16.3 million, or 25.7 percent, from 2004 primarily attributable to an increase in customer transaction volumes and related fees.

During 2005, TCF sold $1 billion of mortgage-backed securities and realized gains of $10.7 million, compared with sales of $1.4 billion of mortgage-backed securities and gains of $22.6 million in 2004.  Other revenue was $24.7 million for 2005, up $10.6 million from 2004, primarily due to $13.6 million of gains on sales of branch buildings in conjunction with our mature branch renovation program, the Michigan Bank headquarters building and one rural branch, partially offset by a decrease in gains on sales of education loans.

Total non-interest income in the fourth quarter of 2005 was $125 million, down $7.4 million, or 5.6 percent, from the fourth quarter of 2004 primarily due to declines in leasing and equipment finance revenues, reflecting the unusually high revenues last year, and lower gains on sales of mortgage-backed securities, partially offset by increased card revenue.  Card revenues totaled $21.4 million for the fourth quarter of 2005, up 21.6 percent over the same period in 2004.

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Leasing and equipment finance revenues were $15.4 million for the fourth quarter of 2005, down $5.6 million from the 2004 fourth quarter primarily due to lower sales-type revenues, partially offset by higher operating lease revenues.  Sales-type revenues may fluctuate from quarter to quarter based on customer driven factors not within the control of TCF.

Other revenues were $6.3 million for the fourth quarter of 2005, down $1.1 million from the same period of 2004.  This decrease was primarily due to a decrease in gains on sales of education loans, partially offset by gains on the sale of a rural branch and other branch buildings.

New Branch Expansion

TCF opened 28 new branches during 2005, including 18 traditional branches, seven supermarket branches, and three campus branches.  TCF has now opened 153 new branches since January 2000, representing 34 percent of TCF’s 453 total branches.  During the fourth quarter of 2005, TCF opened 13 new branches consisting of nine traditional branches, three supermarket branches and one campus branch.  TCF plans to open 24 new branches in 2006, consisting of 17 traditional branches, five supermarket branches, and two campus branches.

During the fourth quarter of 2005, TCF announced plans to enter the Phoenix, Arizona metropolitan area market.  Initially, TCF plans to open several consumer loan production offices during 2006 with construction of retail branches to begin later in 2006 or early 2007.  “The Arizona market has a growing population and excellent demographics.  We are excited about the expansion opportunity Arizona presents,” said Nagorske.

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(# of branches)	December 31,	December 31,	December 31,
	2005	2004	1999

Total Branches
Minnesota	105	101	82
Illinois	202	197	150
Wisconsin	35	34	31
Michigan	63	60	64
Colorado	42	32	10
Indiana	6	6	1
	453	430	338

New Branches*
Traditional	71	53
Supermarket	79	72
Campus	3	-
Total	153	125
% of Total Branches	34%	29%

* New branches opened since January 1, 2000.

Additional information regarding the results of TCF’s new branches opened since January 1, 2000 is summarized as follows:

($ in thousands)	At or For the Year Ended December 31,
	2005	2004	Change	% Change

Number of checking accounts	266,512	206,229	60,283	29.2%
Average deposits:
Checking	$371,440	$251,558	$119,882	47.7
Savings	248,675	135,888	112,787	83.0
Money market	25,849	20,873	4,976	23.8
Subtotal	645,964	408,319	237,645	58.2
Certificates of deposit	211,465	56,614	154,851	N.M.
Total deposits	$857,429	$464,933	$392,496	84.4

Total fees and other revenue (quarter ended)	$18,657	$14,477	$4,180	28.9
Total fees and other revenue (year ended)	$68,220	$50,968	$17,252	33.8

N.M. Not meaningful.

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Power Assets®

Average Power Assets grew $1.1 billion, or 14.5 percent, in 2005.  “Consumer lending continued to drive Power Asset growth with a $784.2 million, or 19.6 percent, increase in average consumer loan balances over 2004,” said Nagorske.  TCF’s average commercial loan balances increased $197.8 million, or 8.1 percent; and leasing and equipment finance average balances increased $137.3 million, or 10.7 percent, from 2004.

($ in thousands)	Average Balances for the Year Ended December 31,
	2005	2004	Change	% Change
Loans and leases*:
Consumer home equity and other
Home equity:
First mortgage lien	$3,139,233	$2,663,819	$475,414	17.8%
Junior lien	1,615,741	1,302,578	313,163	24.0
Total consumer home equity	4,754,974	3,966,397	788,577	19.9
Other	34,763	39,161	(4,398)	(11.2)
Total consumer home equity and other	4,789,737	4,005,558	784,179	19.6
Commercial real estate	2,212,839	2,008,943	203,896	10.1
Commercial business	425,704	431,793	(6,089)	(1.4)
Leasing and equipment finance	1,423,264	1,285,925	137,339	10.7
Power Assets	$8,851,544	$7,732,219	$1,119,325	14.5

 *Excludes residential real estate loans, loans held for sale and operating leases.

Power Liabilities®

Average Power Liabilities totaled $8.5 billion for 2005, an increase of $704 million, or 9.1 percent, from 2004.  The increase is primarily driven by increases in Premier Checking of $443 million, Premier Savings of $341.6 million and certificates of deposit of $246.5 million, partially offset by declines in other interest-bearing checking, other savings and money market deposits.  TCF increased checking accounts by 68,021, or 4.4 percent, in 2005 to 1,603,173 accounts.

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($ in thousands)	Average Balances and Rates for the Year Ended December 31,
	2005	2004	Change	% Change
Non-interest bearing deposits:
Retail	$1,548,027	$1,504,392	$43,635	2.9%
Small business	585,860	508,162	77,698	15.3
Commercial and custodial	311,497	342,446	(30,949)	(9.0)
Total non-interest bearing deposits	2,445,384	2,355,000	90,384	3.8
Interest-bearing deposits:
Premier checking	641,672	198,651	443,021	N.M.
Other checking	1,026,017	1,140,242	(114,225)	(10.0)
Subtotal	1,667,689	1,338,893	328,796	24.6
Premier savings	427,070	85,478	341,592	N.M.
Other savings	1,558,423	1,738,374	(179,951)	(10.4)
Subtotal	1,985,493	1,823,852	161,641	8.9
Money market	640,576	763,925	(123,349)	(16.1)
Subtotal	4,293,758	3,926,670	367,088	9.3
Certificates of deposit	1,740,440	1,493,938	246,502	16.5
Total interest-bearing deposits	6,034,198	5,420,608	613,590	11.3
Power Liabilities	$8,479,582	$7,775,608	$703,974	9.1

Number of checking accounts, period-end	1,603,173	1,535,152	68,021	4.4

N.M. Not meaningful.

Residential Real Estate Loans and Securities Available for Sale

Average balances of residential real estate loans and securities available for sale (consisting primarily of mortgage-backed securities) totaled $2.5 billion for 2005, a decrease of $185.9 million from 2004.  At December 31, 2005, the unrealized pre-tax loss on TCF’s securities available for sale portfolio was $33.2 million.

($ in thousands)	Average Balances and Yields for the Year Ended December 31,		Change
	2005	2004	$	%
Securities available for sale	$1,569,808	$1,536,673	$33,135	2.2%
Residential real estate loans	885,735	1,104,814	(219,079)	(19.8)
Total	$2,455,543	$2,641,487	$(185,944)	(7.0)

Non-interest Expense

Non-interest expense totaled $610.6 million for 2005, a 4.1 percent increase from 2004.  Compensation and employee benefits increased $3.7 million, or 1.1 percent, from 2004, primarily due to costs associated with new branch expansion, partially offset by decreases in mortgage banking and commissions and incentives.  Occupancy and equipment expenses increased $8.3 million, or 8.7 percent, from 2004, primarily due to

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increased expenses associated with new branch expansion.  Deposit account losses decreased $1.9 million, or 8.5 percent, from 2004, primarily due to lower uncollectable overdraft losses, partially offset by increased fraud losses.  Operating lease depreciation increased $5.5 million from 2004, primarily driven by a $25.1 million increase in average operating lease balances in TCF’s leasing and equipment finance subsidiaries.  Other expenses totaled $126.7 million for 2005, up $9 million from 2004, primarily driven by a $3.1 million increase in card processing and issuance expenses related to the increase in card transactions and revenues, and a $2.4 million increase in net real estate expense as a result of net recoveries on sales of foreclosed properties in 2004.

Non-interest expense totaled $158.5 million for the 2005 fourth quarter, up $4.2 million, or 2.7 percent, from $154.3 million for the 2004 fourth quarter.  Compensation and employee benefits decreased $3.6 million, or 4.2 percent, from the fourth quarter of 2004, primarily due to lower performance-related commissions and incentives expense.  Occupancy and equipment expenses increased $2.8 million, or 11 percent, from the fourth quarter of 2004, due to increased expenses associated with new branch expansion.    Deposit account losses increased $1 million, or 18.4 percent, from the fourth quarter of 2004, primarily due to higher fraud losses.  Other expenses increased $3 million, or 10.1 percent, from the fourth quarter of 2004, primarily driven by an increase in net real estate expense due to net recoveries on sales of foreclosed properties in 2004, and a $671 thousand increase in card processing and issuance expenses related to the increase in card transactions and revenues.

	Three Months Ended December 31,		Change		Year Ended December 31,		Change
($ in thousands)	2005	2004	$	%	2005	2004	$	%

Compensation and employee benefits	$82,700	$86,338	$(3,638)	(4.2)%	$326,526	$322,824	$3,702	1.1%
Occupancy and equipment	27,819	25,057	2,762	11.0	103,900	95,617	8,283	8.7
Advertising and promotions	6,088	6,568	(480)	(7.3)	25,691	26,353	(662)	(2.5)
Deposit account losses	6,607	5,580	1,027	18.4	20,473	22,369	(1,896)	(8.5)
Operating lease depreciation	2,164	700	1,464	N.M.	7,335	1,843	5,492	N.M.
Other	33,100	30,058	3,042	10.1	126,663	117,673	8,990	7.6
Total non-interest expense	$158,478	$154,301	$4,177	2.7	$610,588	$586,679	$23,909	4.1

N.M. Not meaningful.

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Credit Quality

At December 31, 2005, TCF’s allowance for loan and lease losses totaled $60.4 million, or .59 percent of loans and leases, compared with $79.9 million, or .85 percent, at December 31, 2004.  The provision for credit losses for 2005 was $5 million, down from $10.9 million for 2004, due to improved credit quality and a relatively large commercial loan recovery.  Net loan and lease charge-offs in 2005 were $24.5 million, or .25 percent of average loans and leases, up from $9.5 million, or .11 percent in 2004.  Net loan and lease charge-offs excluding the leveraged lease charge-off in the third quarter of 2005 were $5.7 million, or .06 percent of average loans and leases for 2005.  Net loan and lease charge-offs in the fourth quarter of 2005 were $2.3 million, or .09 percent of average loans and leases, down from $3.2 million, or .14 percent in the same period of 2004.  This decrease is primarily due to lower leasing and equipment finance net charge-offs due to improved credit quality, partially offset by slightly higher consumer loan net charge-offs.

At December 31, 2005, TCF’s over-30-day delinquency rate was .43 percent, up from .37 percent at December 31, 2004.  Non-accrual loans and leases were $29.6 million, or .29 percent of net loans and leases, at December 31, 2005, compared with $46.9 million, or .50 percent, at December 31, 2004.  Total non-performing assets were $47.4 million, or .35 percent of total assets, at December 31, 2005, down from $64.1 million, or .52 percent, at December 31, 2004.  The decrease in non-accrual loans and leases and non-performing assets was primarily due to the 2005 charge-off of the leveraged lease, partially offset by increases in consumer home equity loans in non-accrual status, mainly the result of changes in bankruptcy laws that occurred in October 2005.

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($ in thousands)	Three Months Ended December 31,				Year Ended December 31,
	2005		2004		2005		2004
Allowance for loan and lease losses:
Balance at beginning of period	$59,016		$78,976		$79,878		$76,619
Net (charge-offs) recoveries:
Consumer home equity and other	(1,999)		(806)		(5,210)		(3,232)
Commercial real estate	76		2		8		(476)
Commercial business	(157)		(67)		2,173		(153)
Leasing and equipment finance	(167)		(2,273)		(21,384)		(5,545)
Residential real estate	(10)		(27)		(91)		(73)
Total	(2,257)		(3,171)		(24,504)		(9,479)
Provision for credit losses	3,637		4,073		5,022		10,947
Acquired allowance	-		-		-		1,791
Balance at end of period	$60,396		$79,878		$60,396		$79,878

Key Indicators:
Annualized net charge-offs as a percentage of average loans and leases	.09%		.14%		.25%		.11%

Annualized net charge-offs as a percentage of average loans and leases - excluding the leveraged lease	.09%		.14%		.06%		.11%

Period-end allowance as a multiple of annualized net charge-offs	6.7	X	6.3	X	2.5	X	8.4	X

Income before income taxes and provision for loan losses as a multiple of net charge-offs	42.5	X	33.0	X	15.7	X	41.7	X

Mortgage Banking

At December 31, 2005, TCF’s mortgage servicing portfolio totaled $3.4 billion and the mortgage servicing rights asset totaled $37.3 million, or 1.11 percent of the related servicing portfolio, down from $4.5 billion and $46.4 million, respectively, at December 31, 2004.  During the fourth quarter of 2005, TCF recorded a $2 million impairment recovery driven by slowing prepayments and slower assumed prepayments in the mortgage servicing rights portfolio, as compared with a $2.5 million impairment charge for the same 2004 period.  The following table summarizes the components of mortgage banking revenues.

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($ in thousands)	Three Months Ended December 31,		Change		Year Ended December 31,		Change
	2005	2004	$	%	2005	2004	$	%
Servicing income	$3,171	$4,170	$(999)	(24.0)%	$13,998	$17,349	$(3,351)	(19.3)%
Less mortgage servicing rights:
Amortization	2,086	3,366	(1,280)	(38.0)	10,108	13,091	(2,983)	(22.8)
(Recovery) impairment	(2,000)	2,500	(4,500)	(180.0)	(1,000)	1,500	(2,500)	(166.7)
Net servicing income	3,085	(1,696)	4,781	N.M.	4,890	2,758	2,132	77.3
Gains on sales of loans *	-	1,361	(1,361)	(100.0)	-	8,107	(8,107)	(100.0)
Other income	153	213	(60)	(28.2)	688	2,095	(1,407)	(67.2)
Total	$3,238	$(122)	$3,360	N.M.	$5,578	$12,960	$(7,382)	(57.0)

 *  Beginning in 2005, TCF’s mortgage banking business no longer originates or sells loans.

 N.M. Not meaningful.

Income Taxes

TCF’s income tax expense was $115.3 million for 2005, or 30.3 percent of pre-tax income, compared with $129.5 million, or 33.7 percent, for 2004.  The lower annual effective tax rate for 2005, compared with 2004, was primarily due to the closing of previous years’ tax returns, clarification of existing state tax legislation and developments in income tax audits.  TCF’s income tax expense was $26.7 million for the fourth quarter of 2005, or 28.9 percent of pre-tax income, compared with $33.1 million, or 33 percent, for the comparable 2004 period.  The lower effective tax rate for the fourth quarter of 2005, compared with the same 2004 period, is primarily due to the same items noted above.

Capital

TCF repurchased 3,450,000 shares of its common stock during 2005 at an average cost of $27.10 per share.  TCF has 6.7 million shares remaining in its stock repurchase programs authorized by its Board of Directors.

($ in thousands, except per-share data)	At December 31, 2005		At December 31, 2004

Stockholders’ equity	$998,472		$958,418
Stockholders’ equity to total assets	7.47%		7.77%
Book value per common share	$7.46		$6.99

Total risk-based capital	$1,049,615	10.68%	$958,900	10.88%
Total risk-based capital “well-capitalized” requirement	$982,821	10.00%	$881,481	10.00%
Excess risk-based capital over “well-capitalized” requirement	$66,794.68%		$77,419.88%

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Website Information

A live webcast of TCF’s conference call to discuss 2005 and fourth quarter earnings will be hosted at TCF’s website, www.TCFExpress.com, on January 18, 2006 at 10:00 a.m., CT.  Additionally, the webcast is available for replay at TCF’s website after the conference call.  The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national financial holding company with $13.4 billion in assets.  TCF has 453 banking offices in Minnesota, Illinois, Michigan, Wisconsin, Colorado and Indiana.  Other TCF affiliates provide leasing and equipment finance, securities brokerage, and investments and insurance sales.

Forward-looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance.  In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others.  Forward-looking statements deal with matters that do not relate strictly to historical facts.  TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans are subject to a number of risks and uncertainties.  These include but are not limited to possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; ability to increase the number of checking accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting standards or interpretations of existing standards, or monetary, fiscal or tax policies of the federal or state governments; adverse findings in tax audits; changes in credit and other risks posed by TCF’s loan, lease and investment portfolios, including declines in commercial or residential real estate values; imposition of vicarious liability on TCF as lessor in its leasing operations; denial of insurance coverage for claims made by TCF; technological, computer-related or operational difficulties; adverse changes in securities markets; the risk that TCF could be unable to effectively manage the volatility of its mortgage servicing portfolio, which could adversely affect earnings; and results of litigation, including reductions in card revenues resulting from litigation brought by various merchants or merchant organizations against VISA, or other significant uncertainties.  Investors should consult TCF’s Annual Report to Shareholders and reports on Forms 10-K, 10-Q and 8-K for additional important information about the Company.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended December 31,
	2005	2004	$ Change	% Change
Interest income:
Loans and leases	$171,436	$140,469	$30,967	22.0%
Securities available for sale	20,766	19,484	1,282	6.6
Loans held for sale	3,342	2,421	921	38.0
Investments	841	1,014	(173)	(17.1)
Total interest income	196,385	163,388	32,997	20.2
Interest expense:
Deposits	34,283	12,250	22,033	179.9
Borrowings	32,820	24,649	8,171	33.1
Total interest expense	67,103	36,899	30,204	81.9
Net interest income	129,282	126,489	2,793	2.2
Provision for credit losses	3,637	4,073	(436)	(10.7)
Net interest income after provision for credit losses	125,645	122,416	3,229	2.6
Non-interest income:
Fees and service charges	66,744	67,291	(547)	(.8)
Card revenue	21,419	17,609	3,810	21.6
ATM revenue	9,557	10,326	(769)	(7.4)
Investments and insurance revenue	2,339	2,609	(270)	(10.3)
Subtotal	100,059	97,835	2,224	2.3
Leasing and equipment finance	15,405	21,047	(5,642)	(26.8)
Mortgage banking	3,238	(122)	3,360	N.M.
Other	6,324	7,455	(1,131)	(15.2)
Fees and other revenue	125,026	126,215	(1,189)	(.9)
Gains on sales of securities available for sale	-	6,204	(6,204)	(100.0)
Total non-interest income	125,026	132,419	(7,393)	(5.6)
Non-interest expense:
Compensation and employee benefits	82,700	86,338	(3,638)	(4.2)
Occupancy and equipment	27,819	25,057	2,762	11.0
Advertising and promotions	6,088	6,568	(480)	(7.3)
Deposit account losses	6,607	5,580	1,027	18.4
Other	35,264	30,758	4,506	14.6
Total non-interest expense	158,478	154,301	4,177	2.7
Income before income tax expense	92,193	100,534	(8,341)	(8.3)
Income tax expense	26,653	33,132	(6,479)	(19.6)
Net income	$65,540	$67,402	$(1,862)	(2.8)

Net income per common share:
Basic	$.50	$.50	$-	-
Diluted	$.50	$.50	$-	-

Dividends declared per common share	$.2125	$.1875	$.025	13.3

Average common and common equivalent shares outstanding (in thousands):
Basic	131,447	134,760	(3,313)	(2.5)
Diluted	131,816	135,610	(3,794)	(2.8)

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Year Ended
	December 31,
	2005	2004	$ Change	% Change
Interest income:
Loans and leases	$636,172	$527,178	$108,994	20.7%
Securities available for sale	81,479	80,643	836	1.0
Loans held for sale	10,921	11,533	(612)	(5.3)
Investments	3,450	3,455	(5)	(.1)
Total interest income	732,022	622,809	109,213	17.5
Interest expense:
Deposits	97,406	42,581	54,825	128.8
Borrowings	116,926	88,337	28,589	32.4
Total interest expense	214,332	130,918	83,414	63.7
Net interest income	517,690	491,891	25,799	5.2
Provision for credit losses	5,022	10,947	(5,925)	(54.1)
Net interest income after provision for credit losses	512,668	480,944	31,724	6.6
Non-interest income:
Fees and service charges	258,779	271,259	(12,480)	(4.6)
Card revenue	79,803	63,463	16,340	25.7
ATM revenue	40,730	42,935	(2,205)	(5.1)
Investments and insurance revenue	10,665	12,558	(1,893)	(15.1)
Subtotal	389,977	390,215	(238)	(.1)
Leasing and equipment finance	47,387	50,323	(2,936)	(5.8)
Mortgage banking	5,578	12,960	(7,382)	(57.0)
Other	24,717	14,113	10,604	75.1
Fees and other revenue	467,659	467,611	48	-
Gains on sales of securities available for sale	10,671	22,600	(11,929)	(52.8)
Total non-interest income	478,330	490,211	(11,881)	(2.4)
Non-interest expense:
Compensation and employee benefits	326,526	322,824	3,702	1.1
Occupancy and equipment	103,900	95,617	8,283	8.7
Advertising and promotions	25,691	26,353	(662)	(2.5)
Deposit account losses	20,473	22,369	(1,896)	(8.5)
Other	133,998	119,516	14,482	12.1
Total non-interest expense	610,588	586,679	23,909	4.1
Income before income tax expense	380,410	384,476	(4,066)	(1.1)
Income tax expense	115,278	129,483	(14,205)	(11.0)
Net income	$265,132	$254,993	$10,139	4.0

Net income per common share:
Basic	$2.00	$1.87	$.13	7.0
Diluted	$2.00	$1.86	$.14	7.5

Dividends declared per common share	$.85	$.75	$.10	13.3

Average common and common equivalent shares outstanding (in thousands):
Basic	132,379	136,616	(4,237)	(3.1)
Diluted	132,742	137,175	(4,433)	(3.2)

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At	At
	December 31,	December 31,	Change
	2005	2004	$	%

ASSETS

Cash and due from banks	$374,701	$359,798	$14,903	4.1%
Investments	79,943	103,226	(23,283)	(22.6)
Securities available for sale	1,648,615	1,619,941	28,674	1.8
Loans held for sale	229,820	154,279	75,541	49.0
Loans and leases:
Consumer home equity and other	5,187,584	4,418,588	768,996	17.4
Commercial real estate	2,297,500	2,154,396	143,104	6.6
Commercial business	435,233	424,135	11,098	2.6
Leasing and equipment finance	1,503,794	1,375,372	128,422	9.3
Subtotal	9,424,111	8,372,491	1,051,620	12.6
Residential real estate	770,441	1,014,166	(243,725)	(24.0)
Total loans and leases	10,194,552	9,386,657	807,895	8.6
Allowance for loan and lease losses	(60,396)	(79,878)	19,482	24.4
Net loans and leases	10,134,156	9,306,779	827,377	8.9
Premises and equipment	365,146	326,667	38,479	11.8
Goodwill	152,599	152,599	-	-
Mortgage servicing rights	37,334	46,442	(9,108)	(19.6)
Other assets	343,046	270,836	72,210	26.7
	$13,365,360	$12,340,567	$1,024,793	8.3

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$4,279,853	$3,905,987	$373,866	9.6
Savings	2,238,204	1,927,872	310,332	16.1
Money market	677,017	659,686	17,331	2.6
Subtotal	7,195,074	6,493,545	701,529	10.8
Certificates of deposit	1,915,620	1,468,650	446,970	30.4
Total deposits	9,110,694	7,962,195	1,148,499	14.4
Short-term borrowings	472,126	1,056,111	(583,985)	(55.3)
Long-term borrowings	2,511,010	2,048,492	462,518	22.6
Total borrowings	2,983,136	3,104,603	(121,467)	(3.9)
Accrued expenses and other liabilities	273,058	315,351	(42,293)	(13.4)
Total liabilities	12,366,888	11,382,149	984,739	8.7
Stockholders’ equity:
Common stock, par value $.01 per share, 280,000,000 shares authorized; 184,386,193 and 184,939,094 shares issued	1,844	1,849	(5)	(.3)
Additional paid-in capital	497,270	518,741	(21,471)	(4.1)
Retained earnings, subject to certain restrictions	1,536,611	1,385,760	150,851	10.9
Accumulated other comprehensive loss	(21,215)	(1,415)	(19,800)	N.M.
Treasury stock at cost, 50,609,970 and 47,752,934 shares, and other	(1,016,038)	(946,517)	(69,521)	(7.3)
Total stockholders’ equity	998,472	958,418	40,054	4.2
	$13,365,360	$12,340,567	$1,024,793	8.3

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for loan and lease losses:

	At or For the Year Ended December 31, 2005				At or For the Year Ended December 31, 2004
		Allowance				Allowance
		as a% of	Net Charge-offs (Recoveries)			as a% of	Net Charge-offs
	Allowance	Portfolio	$	%	Allowance	Portfolio	$	%
Consumer home equity and other	$16,643.32%		$5,210	.11%	$9,939.22%		$3,232.08%
Commercial real estate	21,222.92		(8)	-	20,742.96		476.02
Commercial business	6,602	1.52	(2,173)	(.51)	7,696	1.81	153.04
Leasing and equipment finance (1)	15,313	1.02	21,384	1.50	24,566	1.79	5,545.43
Residential real estate	616.08		91	.01	796.08		73.01
Unallocated (2)	-	-	-	-	16,139	-	-	-
Total (3)	$60,396.59		$24,504	.25	$79,878.85		$9,479.11

Non-performing assets:			At	At	At	Change from
			December 31,	September 30,	December 31,	September 30,	December 31,
			2005	2005	2004	2005	2004
Non-accrual loans and leases:
Consumer home equity and other			$18,410	$9,849	$12,187	$8,561	$6,223
Commercial real estate			188	188	1,093	-	(905)
Commercial business			2,207	2,328	4,533	(121)	(2,326)
Leasing and equipment finance			6,434	6,808	25,678	(374)	(19,244)
Residential real estate			2,409	2,515	3,387	(106)	(978)
Total non-accrual loans and leases			29,648	21,688	46,878	7,960	(17,230)
Other real estate owned:
Residential real estate			14,877	13,919	11,726	958	3,151
Commercial real estate			2,834	2,886	5,465	(52)	(2,631)
Total other real estate owned			17,711	16,805	17,191	906	520
Total non-performing assets			$47,359	$38,493	$64,069	$8,866	$(16,710)

Over 30-day delinquency data (4):		At December 31,		At September 30,		At December 31,
		2005		2005		2004
		Principal	% of	Principal	% of	Principal	% of
		Balances	Portfolio	Balances	Portfolio	Balances	Portfolio
Consumer home equity and other		$18,556.36%		$17,351.35%		$15,436.35%
Commercial real estate		10,038.44		36	-	32	-
Commercial business		819.19		370.08		404.10
Leasing and equipment finance		6,182.41		5,651.40		8,997.67
Residential real estate		8,009	1.04	7,610.94		9,516.94
Total		$43,604.43		$31,018.31		$34,385.37

Potential Problem Loans and Leases (5):			At	At	At	Change from
			December 31,	September 30,	December31,	September 30,	December 31,
			2005	2005	2004	2005	2004
Commercial real estate			$35,341	$28,228	$34,138	$7,113	$1,203
Commercial business			11,793	13,367	18,112	(1,574)	(6,319)
Leasing and equipment finance			7,648	9,850	18,816	(2,202)	(11,168)
			$54,782	$51,445	$71,066	$3,337	$(16,284)

(1)    For the year ended December 31, 2005, leasing and equipment finance net charge-offs excluding the leveraged lease were $2.6 million, or .18% of average loans and leases.

(2)    In the second quarter of 2005, TCF refined its allowance for loan and lease losses allocation methodology resulting in the allocation of the entire allowance for loan and lease losses to the individual loan and lease portfolios.  This change allocates the previous unallocated portion of the allowance for loan and lease losses.

(3)    For the year ended December 31, 2005, total net charge-offs excluding the leveraged lease were $5.7 million, or .06% of average loans and leases.

(4)    Excludes non-accrual loans and leases.

(5)    Consists of loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.  Potential problem loans and leases may also be included in over 30-day delinquent loans and leases.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended December 31,
	2005			2004
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)

ASSETS

Investments	$83,027	$841	4.03%	$105,603	$1,014	3.83%
Securities available for sale	1,577,967	20,766	5.26	1,534,776	19,484	5.08
Loans held for sale	230,623	3,342	5.75	254,617	2,421	3.78
Loans and leases:
Consumer home equity - fixed and adjustable rate	2,944,673	49,457	6.66	1,571,494	26,786	6.78
Consumer home equity - variable rate	2,120,363	41,059	7.68	2,699,156	40,676	6.00
Consumer - other	34,544	834	9.58	37,403	768	8.17
Total consumer home equity and other	5,099,580	91,350	7.11	4,308,053	68,230	6.30
Commercial real estate - fixed and adjustable rate	1,451,488	22,550	6.16	1,288,793	19,881	6.14
Commercial real estate - variable rate	809,855	13,786	6.75	805,219	9,593	4.74
Total commercial real estate	2,261,343	36,336	6.38	2,094,012	29,474	5.60
Commercial business - fixed and adjustable rate	106,974	1,591	5.90	76,906	1,115	5.77
Commercial business - variable rate	321,436	5,196	6.41	353,752	3,982	4.48
Total commercial business	428,410	6,787	6.29	430,658	5,097	4.71
Leasing and equipment finance	1,461,491	25,590	7.00	1,341,985	23,031	6.86
Subtotal	9,250,824	160,063	6.87	8,174,708	125,832	6.13
Residential real estate	792,245	11,373	5.73	1,027,302	14,637	5.69
Total loans and leases	10,043,069	171,436	6.78	9,202,010	140,469	6.08

Total interest-earning assets	11,934,686	196,385	6.54	11,097,006	163,388	5.87

Other assets	1,134,614			1,072,330

Total assets	$13,069,300			$12,169,336

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,492,418			$1,493,345
Small business	623,310			557,103
Commercial and custodial	295,910			332,227
Total non-interest bearing deposits	2,411,638			2,382,675
Interest-bearing deposits:
Premier checking	827,742	6,201	2.97	343,266	1,424	1.65
Other checking	936,517	550.23		1,106,934	276.10
Subtotal	1,764,259	6,751	1.52	1,450,200	1,700.47
Premier savings	640,444	5,906	3.66	198,769	1,099	2.20
Other savings	1,475,505	3,025.81		1,621,810	1,239.30
Subtotal	2,115,949	8,931	1.67	1,820,579	2,338.51
Money market	649,123	2,914	1.78	685,885	793.46
Subtotal	4,529,331	18,596	1.63	3,956,664	4,831.49
Certificates of deposit	1,886,787	15,687	3.30	1,469,735	7,419	2.01
Total interest-bearing deposits	6,416,118	34,283	2.12	5,426,399	12,250.90
Total deposits	8,827,756	34,283	1.54	7,809,074	12,250.62

Borrowings:
Short-term borrowings	739,372	7,630	4.09	1,003,746	5,142	2.04
Long-term borrowings	2,207,711	25,190	4.53	2,045,505	19,507	3.80
Total borrowings	2,947,083	32,820	4.42	3,049,251	24,649	3.22

Total deposits and borrowings	11,774,839	67,103	2.26	10,858,325	36,899	1.35

Other liabilities	326,693			360,004

Total liabilities	12,101,532			11,218,329

Stockholders’ equity	967,768			951,007

Total liabilities and stockholders’ equity	$13,069,300			$12,169,336

Net interest income and margin		$129,282	4.31%		$126,489	4.56%

(1)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Year Ended December 31,
	2005			2004
	Average Balance	Interest	Yields and Rates	Average Balance	Interest	Yields and Rates

ASSETS

Investments	$95,349	$3,450	3.62%	$124,833	$3,455	2.77%
Securities available for sale	1,569,808	81,479	5.19	1,536,673	80,643	5.25
Loans held for sale	214,588	10,921	5.09	331,529	11,533	3.48
Loans and leases:
Consumer home equity - fixed and adjustable rate	2,304,340	154,241	6.69	1,509,055	104,494	6.92
Consumer home equity - variable rate	2,450,634	171,133	6.98	2,457,342	137,735	5.61
Consumer - other	34,763	3,213	9.24	39,161	3,210	8.20
Total consumer home equity and other	4,789,737	328,587	6.86	4,005,558	245,439	6.13
Commercial real estate - fixed and adjustable rate	1,385,905	85,214	6.15	1,237,633	77,187	6.24
Commercial real estate - variable rate	826,934	49,561	5.99	771,310	33,259	4.31
Total commercial real estate	2,212,839	134,775	6.09	2,008,943	110,446	5.50
Commercial business - fixed and adjustable rate	85,390	4,959	5.81	85,382	4,754	5.57
Commercial business - variable rate	340,314	19,575	5.75	346,411	13,815	3.99
Total commercial business	425,704	24,534	5.76	431,793	18,569	4.30
Leasing and equipment finance	1,423,264	97,596	6.86	1,285,925	89,364	6.95
Subtotal	8,851,544	585,492	6.61	7,732,219	463,818	6.00
Residential real estate	885,735	50,680	5.72	1,104,814	63,360	5.73
Total loans and leases	9,737,279	636,172	6.53	8,837,033	527,178	5.97

Total interest-earning assets	11,617,024	732,022	6.30	10,830,068	622,809	5.75

Other assets	1,108,510			1,052,679

Total assets	$12,725,534			$11,882,747

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,548,027			$1,504,392
Small business	585,860			508,162
Commercial and custodial	311,497			342,446
Total non-interest bearing deposits	2,445,384			2,355,000
Interest-bearing deposits:
Premier checking	641,672	15,910	2.48	198,651	2,892	1.46
Other checking	1,026,017	2,067.20		1,140,242	928.08
Subtotal	1,667,689	17,977	1.08	1,338,893	3,820.29
Premier savings	427,070	13,246	3.10	85,478	1,705	1.99
Other savings	1,558,423	9,419.60		1,738,374	5,785.33
Subtotal	1,985,493	22,665	1.14	1,823,852	7,490.41
Money market	640,576	7,640	1.19	763,925	2,992.39
Subtotal	4,293,758	48,282	1.12	3,926,670	14,302.36
Certificates of deposit	1,740,440	49,124	2.82	1,493,938	28,279	1.89
Total interest-bearing deposits	6,034,198	97,406	1.61	5,420,608	42,581.79
Total deposits	8,479,582	97,406	1.15	7,775,608	42,581.55

Borrowings:
Short-term borrowings	917,665	29,830	3.25	809,106	12,664	1.57
Long-term borrowings	2,038,561	87,096	4.27	1,984,069	75,673	3.81
Total borrowings	2,956,226	116,926	3.96	2,793,175	88,337	3.16

Total deposits and borrowings	11,435,808	214,332	1.87	10,568,783	130,918	1.24

Other liabilities	343,876			370,184

Total liabilities	11,779,684			10,938,967

Stockholders’ equity	945,850			943,780

Total liabilities and stockholders’ equity	$12,725,534			$11,882,747

Net interest income and margin		$517,690	4.46%		$491,891	4.54%

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	Dec. 31, 2005	Sept. 30, 2005	Jun. 30, 2005	Mar. 31, 2005	Dec. 31, 2004
Interest income:
Loans and leases	$171,436	$163,178	$155,014	$146,544	$140,469
Securities available for sale	20,766	17,893	21,325	21,495	19,484
Loans held for sale	3,342	2,759	2,566	2,254	2,421
Investments	841	463	1,094	1,052	1,014
Total interest income	196,385	184,293	179,999	171,345	163,388
Interest expense:
Deposits	34,283	26,539	20,646	15,938	12,250
Borrowings	32,820	29,684	28,068	26,354	24,649
Total interest expense	67,103	56,223	48,714	42,292	36,899
Net interest income	129,282	128,070	131,285	129,053	126,489
Provision for credit losses	3,637	3,394	1,427	(3,436)	4,073
Net interest income after provision for credit losses	125,645	124,676	129,858	132,489	122,416
Non-interest income:
Fees and service charges	66,744	69,341	65,756	56,938	67,291
Card revenue	21,419	21,025	19,717	17,642	17,609
ATM revenue	9,557	10,646	10,795	9,732	10,326
Investments and insurance revenue	2,339	2,682	2,791	2,853	2,609
Subtotal	100,059	103,694	99,059	87,165	97,835
Leasing and equipment finance	15,405	10,197	11,092	10,693	21,047
Mortgage banking	3,238	982	216	1,142	(122)
Other	6,324	7,744	2,834	7,815	7,455
Fees and other revenue	125,026	122,617	113,201	106,815	126,215
Gains on sales of securities available for sale	—	995	4,437	5,239	6,204
Total non-interest income	125,026	123,612	117,638	112,054	132,419
Non-interest expense:
Compensation and employee benefits	82,700	80,402	81,973	81,451	86,338
Occupancy and equipment	27,819	25,931	24,771	25,379	25,057
Advertising and promotions	6,088	6,578	6,778	6,247	6,568
Deposit account losses	6,607	6,591	3,708	3,567	5,580
Other	35,264	34,411	32,950	31,373	30,758
Total non-interest expense	158,478	153,913	150,180	148,017	154,301
Income before income tax expense	92,193	94,375	97,316	96,526	100,534
Income tax expense	26,653	28,889	26,675	33,061	33,132
Net income	$65,540	$65,486	$70,641	$63,465	$67,402

Net income per common share:
Basic	$.50	$.50	$.53	$.47	$.50
Diluted	$.50	$.50	$.53	$.47	$.50

Dividends declared per common share	$.2125	$.2125	$.2125	$.2125	$.1875

Financial Ratios:

Return on average assets (1)	2.01%	2.07%	2.22%	2.03%	2.22%
Return on average common equity (1)	27.09	27.41	30.23	27.18	28.35
Net interest margin (1)	4.31	4.43	4.53	4.56	4.56
Net charge-offs (recoveries) as a percentage of average loans and leases (1)	.09	.85	.08	(.02)	.14
Average total equity to average assets	7.40	7.56	7.36	7.48	7.81

(1)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS AND SUPPLEMENTAL INFORMATION

(In thousands)

(Unaudited)

	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2005	2005	2005	2005	2004

ASSETS

Cash and due from banks	$346,555	$346,065	$331,110	$332,800	$350,497
Investments	83,027	91,355	101,305	106,006	105,603
Securities available for sale	1,577,967	1,393,742	1,646,986	1,663,412	1,534,776
Loans held for sale	230,623	206,850	213,279	207,430	254,617
Loans and leases:
Consumer home equity - fixed and adjustable rate	2,944,673	2,454,762	2,048,035	1,755,164	1,571,494
Consumer home equity - variable rate	2,120,363	2,392,934	2,594,538	2,701,729	2,699,156
Consumer - other	34,544	34,469	34,012	36,046	37,403
Total consumer home equity and other	5,099,580	4,882,165	4,676,585	4,492,939	4,308,053
Commercial real estate - fixed and adjustable rate	1,451,488	1,398,340	1,365,132	1,327,160	1,288,793
Commercial real estate - variable rate	809,855	822,223	834,876	841,176	805,219
Total commercial real estate	2,261,343	2,220,563	2,200,008	2,168,336	2,094,012
Commercial business - fixed and adjustable rate	106,974	85,611	73,654	74,968	76,906
Commercial business - variable rate	321,436	348,030	359,269	332,555	353,752
Total commercial business	428,410	433,641	432,923	407,523	430,658
Leasing and equipment finance	1,461,491	1,428,653	1,412,520	1,389,541	1,341,985
Subtotal	9,250,824	8,965,022	8,722,036	8,458,339	8,174,708
Residential real estate	792,245	849,069	919,379	984,764	1,027,302
Total loans and leases	10,043,069	9,814,091	9,641,415	9,443,103	9,202,010
Allowance for loan and lease losses	(59,509)	(76,207)	(76,774)	(79,918)	(79,502)
Net loans and leases	9,983,560	9,737,884	9,564,641	9,363,185	9,122,508
Premises and equipment	358,505	345,641	333,614	328,336	322,492
Goodwill	152,599	152,599	152,599	152,599	152,599
Mortgage servicing rights	37,090	38,773	42,218	45,101	49,746
Other assets	299,374	318,628	316,281	295,107	276,498
	$13,069,300	$12,631,537	$12,702,033	$12,493,976	$12,169,336

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest-bearing deposits:
Retail	$1,492,418	$1,539,893	$1,589,015	$1,571,741	$1,493,345
Small business	623,310	600,374	571,701	547,060	557,103
Commercial and custodial	295,910	325,025	311,463	313,634	332,227
Total non-interest bearing deposits	2,411,638	2,465,292	2,472,179	2,432,435	2,382,675
Interest-bearing deposits:
Premier checking	827,742	694,835	580,093	459,385	343,266
Other checking	936,517	1,004,507	1,075,421	1,089,541	1,106,934
Subtotal	1,764,259	1,699,342	1,655,514	1,548,926	1,450,200
Premier savings	640,444	436,690	345,567	281,529	198,769
Other savings	1,475,505	1,549,451	1,603,720	1,606,560	1,621,810
Subtotal	2,115,949	1,986,141	1,949,287	1,888,089	1,820,579
Money market	649,123	632,293	633,762	647,197	685,885
Subtotal	4,529,331	4,317,776	4,238,563	4,084,212	3,956,664
Certificates of deposit	1,886,787	1,770,805	1,707,919	1,592,682	1,469,735
Total interest-bearing deposits	6,416,118	6,088,581	5,946,482	5,676,894	5,426,399
Total deposits	8,827,756	8,553,873	8,418,661	8,109,329	7,809,074
Borrowings:
Short-term borrowings	739,372	1,037,240	920,471	974,853	1,003,746
Long-term borrowings	2,207,711	1,757,968	2,075,264	2,115,369	2,045,505
Total borrowings	2,947,083	2,795,208	2,995,735	3,090,222	3,049,251
Accrued expenses and other liabilities	326,693	326,976	352,861	360,362	360,004
Total liabilities	12,101,532	11,676,057	11,767,257	11,559,913	11,218,329
Stockholders’ equity:
Common stock	1,844	1,844	1,845	1,846	1,850
Additional paid-in capital	496,442	496,496	497,810	503,762	518,012
Retained earnings	1,510,336	1,473,273	1,431,903	1,394,163	1,360,169
Accumulated other comprehensive loss	(24,157)	(3,104)	(1,992)	(4,139)	(527)
Treasury stock at cost and other	(1,016,697)	(1,013,029)	(994,790)	(961,569)	(928,497)
	967,768	955,480	934,776	934,063	951,007
	$13,069,300	$12,631,537	$12,702,033	$12,493,976	$12,169,336

Supplemental Information:
Securities available for sale	$1,577,967	$1,393,742	$1,646,986	$1,663,412	$1,534,776
Residential real estate loans	792,245	849,069	919,379	984,764	1,027,302
Total securities available for sale and residential real estate loans	$2,370,212	$2,242,811	$2,566,365	$2,648,176	$2,562,078

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1)

(Unaudited)

	Dec. 31,	Sept. 30,	Jun. 30,	Mar. 31,	Dec. 31,
	2005	2005	2005	2005	2004

ASSETS

Investments	4.03%	2.02%	4.33%	4.01%	3.83%
Securities available for sale	5.26	5.14	5.18	5.17	5.08
Loans held for sale	5.75	5.29	4.83	4.41	3.78
Loans and leases:
Consumer home equity - fixed and adjustable rate	6.66	6.68	6.72	6.73	6.78
Consumer home equity - variable rate	7.68	7.22	6.77	6.41	6.00
Consumer - other	9.58	9.38	9.19	8.83	8.17
Total consumer home equity and other	7.11	6.96	6.77	6.56	6.30
Commercial real estate - fixed and adjustable rate	6.16	6.15	6.14	6.13	6.14
Commercial real estate - variable rate	6.75	6.27	5.72	5.24	4.74
Total commercial real estate	6.38	6.20	5.98	5.79	5.60
Commercial business - fixed and adjustable rate	5.90	5.88	5.75	5.65	5.77
Commercial business - variable rate	6.41	6.02	5.56	5.02	4.48
Total commercial business	6.29	5.99	5.59	5.14	4.71
Leasing and equipment finance	7.00	6.74	6.83	6.85	6.86
Subtotal	6.87	6.69	6.52	6.34	6.13
Residential real estate	5.73	5.73	5.71	5.70	5.69
Total loans and leases	6.78	6.61	6.44	6.27	6.08

Total interest-earning assets	6.54	6.37	6.22	6.06	5.87

LIABILITIES

Interest-bearing deposits:
Premier checking	2.97	2.66	2.04	1.86	1.65
Other checking	.23	.23	.21	.14	.10
Subtotal	1.52	1.23	.85	.65	.47
Premier savings	3.66	3.21	2.51	2.38	2.20
Other savings	.81	.67	.53	.42	.30
Subtotal	1.67	1.23	.88	.71	.51
Money market	1.78	1.31	.99	.67	.46
Subtotal	1.63	1.24	.89	.68	.49
Certificates of deposit	3.30	2.93	2.65	2.32	2.01
Total interest-bearing deposits	2.12	1.73	1.39	1.14	.90
Total deposits	1.54	1.23	.98	.80	.62

Borrowings:
Short-term borrowings	4.09	3.52	3.01	2.53	2.04
Long-term borrowings	4.53	4.62	4.09	3.88	3.80
Total borrowings	4.42	4.22	3.76	3.46	3.22

Total interest-bearing liabilities	2.26	1.97	1.71	1.53	1.35

Net interest margin	4.31%	4.43%	4.53%	4.56%	4.56%

(1)  Annualized.

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